SENTINEL ADVANTAGE VARIABLE ANNUITY APPLICATION
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Agency/Branch #                     Pension Code                    Contract No.
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PART A.1 - OWNER INFORMATION                 PART A.2 -D JOINT OWNER INFORMATION
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a. Full Name                                 a. Full Name
b. Soc. Sec. #/TIN     f. Full Address       b. Soc. Sec. #/TIN  f. Full Address
c. D.O.B./Trust Date                         c. D.O.B./Trust Date
d. Sex [] M [] F                                              d. Sex [] M [] F
e. Daytime Phone (with area code)   g. E-mail Addresse
                            e. Daytime Phone (with area code)  g. E-mail Address
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PART B - ANNUITANT INFORMATION (Complete if different from Owner.)
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1. Full Name                                      6. Full Address
2. D.O.B.
3. Soc. Sec. #
4. Sex [] M [] F
5. Daytime Phone (with area code)
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PART C - BENEFICIARY(IES) (If 401(a) plan, do not complete.
                           The Beneficiary will be the Owner.)
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Primary                                        Secondary
D.O.B.    Soc. Sec. #  Relationship to Owner/Annuitant  D.O.B.     Soc. Sec. #
Relationship to Owner/Annuitant
[] As per supplemental request
Payment will be shared equally by all Primary Beneficiaries who survive the Owner. If none, by all Secondary Beneficiaries who so survive; if none, payment will be made to the Owner's estate.
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PART D - TYPE OF PLAN
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1. Non-Qualified            2. Qualified
[] Individually Owned       [] Pension or Profit-Sharing Plan *401(a) or *403(a)
[] Jointly Owned            [] Tax-Deferred Annuity *403(b)
[] 1035 Exchange            [] Individual IRA  [] SEP IRA  [] SIMPLE IRA*
                            [] Roth IRA* *Original Participation Year
[] Other (Describe)         [] Regular Contribution: Year $
                            [] Transfer
                            [] Rollover
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PART E - REMINDER NOTICE
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1. Send a periodic reminder to fund this contract? [] Yes [] No 5. [] I authorize the Company to draft monthly payments from my
2. Amount $ account.
(Attach a void check/deposit slip)
3. Frequency [] Annual [] Monthly (Group) []
Checking Draft on the []1st []15th
             [] Semi-Annual [] EFTJCOM (Complele#5) [] Savings [] 8th [] 22nd []
              Quarterly [] Money Market

4. Notice to [] Annuitant [] Other (Street, City, State & Zip) [] Owner Part
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PART F - REPLACEMENT (If 'Yes', Replacement forms must be provided according to state requirements; list company name and policy numbers.)
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1.   Has there been or will there be a lapse, surrender, replacement, reissue, conversion, or change to reduce amount, premium or period of coverage of any existing life, disability, or annuity contract if the applied for contract or rider is issued? [] Yes [] No

2. Will there be any substantial borrowing on any life insurance policy if the applied for contract or rider is issued? [] Yes [] No Company Name(s) and Policy Number(s):
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PART G - EXISTING POLICY OR CONTRACT INFORMATION (The following question must be answered whether or not any policies or contracts are being replaced.)
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Does the Applicant have existing policies or contracts with any financial institution? [] Yes [] No (If 'Yes', list financial institution name(s) and policy or contract number(s) below.)
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PART H - RIDERS [] Enhanced Death Benefit Rider [] Other []  Other
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     National Life Variable Contracts Distributed By Equity Services, Inc.
          o Broker-Dealer affiliate of National Life Insurance Company
    One National Life Drive o Montpelier, Vermont 05604 Tel: (802) 229-3900


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SENTINEL ADVANTAGE VARIABLE ANNUITY APPLICATION - Continued
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PART I - INVESTMENT INFORMATION -  (You may elect Portfolio Rebalancing or
Dollar Cost Averaging. but not both. See Investment Allocation form 9293.)
(Do NOT complete Part I if p1lfljcipating in Illuminations.)
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1. Portfolio Rebalancing 2. Dollar Cost Averaging a. Does the Owner request
   Portfolio Rebalancing, through which the Does the Owner request Dollar Cost Averaging 10 reallocate
      Contract Values will be automatically redistributed according to funds once each month as indicated on the Investment the fund allocation percentages? [] Yes [] No
Allocation, form 9293 [] Yes [] No
   b. Frequency [] Annual
                  [] Semi-Annual
                  [] Quarterly
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PART J - TELEPHONE TRANSACTION AGREEMENT
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Unless waived below, I appoint the Company as my agent to act upon telephoned instructions reasonably believed to be authorized by me. I hereby ratify any telephoned instructions so given and consent to the tape recording of these instructions. So long as the Company employs reasonable procedures to confirm that the instructions are genuine, I agree that I will not hold the Company liable for any unauthorized telephoned instructions. This will allow me and my representative named below to transfer funds among Sub-Accounts, change the fund allocation percentages, and add, cancel or change the Portfolio Rebalancing or Dollar Cost Averaging features. In the case of 403{b) Tax Sheltered Annuities, the Owner may request policy loans up to $10,000 over the telephone. Representative(s): [] I do not authorize the Company to accept telephone instructions.
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PART K - REMARKS
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PART L - AUTHORIZATION
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I hereby represent my answers to the above questions to be true and correct to the best of my knowledge and belief. I understand that annuity payments or surrender values, when based upon the investment experience 01 a separate account, are variable and not guaranteed as to a fixed dollar amount. I acknowledge Receipt of the Sentinel Advantage Variable Annuity Prospectus.
I have paid $ for Variable Annuity with this application.
Monies remitted via:                    [] Check [] Wire [] 1035 [] Transfer
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PART M - OWNER'S TAXPAYER ID NUMBER CERTIFICATION
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Under penalties of perjury, I certify that (1) the number shown on this application is my correct taxpayer identification number; (2) the IRS has never notified me that I am subject to backup withholding, or has notified me that I am no longer subject to such withholding or r am exempt from such withholding; and (3) I am a U,S. person (including a U.S, resident alien}, You must cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.
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Part N - Signatures
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The Internal Revenue Service does not require your consent
to any provision of this document other than the certifications required to avoid backup withholding.
Signed at: (City & Slate) on this day of: (mm/dd/yyyy)

Owner's           Annuitants
Signature:        Signature: (if different than Owner.)
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AR, CO, DC, KY, LA, ME, NM, OH, AND PA RESIDENTS, PLEASE NOTE: Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement 01 claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. In Colorado, any insurance company, or agent 01 an insurance company, who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding, or attempting to defraud, the policyholder or claimant with regard to a settlement or award payable from insurance proceeds, shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.
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PART O - REGISTERED REPRESENTATIVE'S REPORT & SCHEDULE
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1. Will there be any replacement, as defined by any regulation of the state in which this application is taken? [] Yes [] No
(If 'Yes', fulfill all state requirements.)
2. % of Credit Signature of Registered Representative Date Signed (mm/ddlyyyy) Registered Representative Name & No. (Print) 3. (Select one of the following) []
Schedule 1 [] Schedule 2 [] Schedule 3 [] Schedule 4 Signature of Broker Dealer B/D Name (Print) B/D Phone,

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